CIRILIUM HOLDINGS, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EXECUTIVE EMPLOYMENT AGREEMENT, is entered into this 4th day of October, 2005 ("Agreement") between Cirilium Holdings, Inc., a Delaware corporation, with its principal executive offices located at 625 N. Flagler Drive, Suite 509, West Palm Beach, Florida, 33401 (the "Company"), and Matthew
J. Cohen, a resident of the State of Florida ("Employee") (collectively the "Parties" or individually a "Party").

      WHEREAS the Employee has experience and expertise in the field of accounting, finance and financial reporting; and

      WHEREAS the Company requires the services of a Chief Executive Officer and Chairman of its Board of Directors who will have responsibility for providing guidance, expertise and leadership in the handling of the Company's business and financial affairs; and

      WHEREAS the Company is desirous of engaging the services of Employee to work in the areas of his expertise as described above and to fulfill the role of Chief Executive Officer and Chairman of the Board of Directors of the Company as described herein upon the terms and conditions set out in this Agreement;

      NOW, THEREFORE, for adequate consideration, the sufficiency and receipt of which is hereby acknowledged, and agreeing to be bound by the terms and conditions of this Agreement, the Parties hereby agree as follows:

1.    Employment

      The Company shall employ Employee, and Employee hereby accepts such employment and agrees to perform the duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth, as follows:

      1.1   Duties and Responsibilities.

      (a) During such time as Employee is employed by the Company, Employee shall serve as Chief Executive Officer, subject to the terms of this Agreement, and shall provide to the Company the services listed in "Schedule 1.1" attached hereto, as well as all other services that are necessarily incidental to such position. In addition, and without further compensation, Employee shall also serve as Chairman of the Board of Directors of the Company (the "Board") and any other committee as may be necessary or required (collectively the "Services").

      (b) Employee represents and warrants that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.


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Cirilium Holdings, Inc.                                     Employment Agreement
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      1.2   Extent of Service.

      (a) During the term of this Agreement as defined herein, Employee shall be employed by the Company on a full-time basis and shall devote his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder.

      (b) Employee shall not engage in any other business activity or serve in any industry, trade, professional, or governmental position during the term of this Agreement, which may, in the judgment of the Board, interfere with his ability to discharge his duties and responsibilities to the Company.

      (c) During the term of employment, the Employee shall report to the Company's Board of Directors. Employee shall be subject to the corporate policies of the Company as they are in effect from time to time throughout the term of employment (including, without limitation, the Company's internal controls and disclosure controls and procedures, and insider trading policies, as they may be amended from time to time).

      1.3   Compensation and Benefits.

      (a) For all services rendered by Employee hereunder, the Company shall pay Employee an annual base salary in the amount of one hundred and twenty thousand dollars ($120,000.00), payable in accordance with the payroll practices of the Company for its executives and subject to increase by the Board, in its sole discretion.

      (b) The Employee shall be entitled to receive incentive stock options pursuant to the Company's 2004 Stock Incentive Plan, entitling Employee to purchase an aggregate of 1,550,000 shares of the Company's restricted common stock, vesting over a term of thirty-six (36) months from the Effective Date in the following manner:

                         Vesting Date                      Number of Options
    ------------------------------------------------------------------------
    At the end of the 12th month from the                       516,668
    Effective Date
    ------------------------------------------------------------------------
    At the end of the 24th month from the                       516,666
    Effective Date
    ------------------------------------------------------------------------
    At the end of the 36th month from the                       516,666
    Effective Date
    ------------------------------------------------------------------------

(1) The exercise price of all options subject to this Subsection 1.3 shall be $______ per share.
(2) The options shall be further subject to all the customary and usual terms and conditions as set forth in the option grant and the Company's 2004 Stock Incentive Plan.

      (c) Medical Benefits will be offered by the Company. During the Term, Employee shall also be entitled to participate in such programs as vacation pay and other fringe benefit plans authorized from time to time by the Board of Directors of the Company in its discretion for employees of the Company.

      (d) Other Benefits. During the Term and subject to any contribution therefore generally required of executives of the Company, the Employee shall be entitled to participate in any and all employee benefit plans from time to time in effect for executives of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Employee. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Employee.


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Cirilium Holdings, Inc.                                     Employment Agreement
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      (e) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.

2.    Term

      This Agreement shall be in full force and effect beginning on the date first written above ("Effective Date"), and shall continue for a period of three
(3) years, unless earlier terminated at any time by either party (the "Term").

3.    Expenses:

      Employee shall be reimbursed for the reasonable business expenses incurred by him in connection with his performance of services hereunder during the Term upon presentation of an itemized account of such expenses in accordance with the policies and procedures established by the Company. This amount is not to exceed $500.00 for any single 30-day period without the Secretary or Treasurer's prior written approval.

4.    Developments:

      With reference to all developments, including inventions whether patentable or otherwise; trade secrets; discoveries; improvements; ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Employee, either by himself or in conjunction with any other person or persons, has conceived, made, developed, acquired or acquired knowledge of during his employment by the Company, Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey to the Company, all of his right, title and interest in and to any and all such Developments to the Company. At any time and from time to time, upon the request and at the expense of the Company, Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.


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Cirilium Holdings, Inc.                                     Employment Agreement
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5.    Confidential Information:

      5.1 Employee recognizes and acknowledges that by reason of his service to the Company, he has had, and will continue to have (both during the Term and at any time thereafter during which he may be employed by the Company), access to confidential information of the Company and its affiliates, including without limitation, information and knowledge pertaining to products and services offered, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Term, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.

      5.2 Employee will not disclose the terms of his employment or the contents of this Agreement to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.

6.    Non-Competition:

      6.1 During the Term and for a twenty-four (24) month period following the date the employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, partner, principal or otherwise with any business or enterprise engaged within any portion of the United States in the internet telephony business or in any other business in which the Company was engaged at the date of termination of Employee's employment by the Company or at any time for one year after termination of employment with the Company. It is recognized by Employee that the business of the Company and Employee's connection therewith is or will be involved in internet site and internet telephony activity throughout the United States, and that more limited geographical limitations on this non-competition covenant and the non-solicitation covenant set forth in Section 7 hereof are therefore not appropriate.

      6.2 The foregoing restrictions shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a security owner, or seeks to do any of the foregoing.

      6.3 In the event that Employee is terminated Without Cause by the Company pursuant to Section 9.4 and Employee desires to be employed by a company (the "Prospective Employer") in violation of the covenants set forth in Section 5.1 above, Employee may request a waiver of Section 5.1 above and such waiver shall be granted by the Company unless the Prospective Employer is a Direct Competitor of the Company in any of the current geographic markets in which the Company is engaged.


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Cirilium Holdings, Inc.                                     Employment Agreement
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7.    Non Solicitation:

      During the Term and for a one (1) year period following the date employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to the Agreement), Employee will not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within two years prior thereto had been, a customer of the Company or any of their respective affiliates with respect to the activities prohibited by Section 7 hereof or (ii) solicit the employment of any person who was employed by the Company or any of its affiliates on a full or part-time basis at any time during the course of Employee's employment, unless such person, prior to such solicitation of employment, (A) was involuntarily discharged by the Company or such affiliate, or (B) voluntarily terminated his/her relationship with the Company or such affiliate.

8.    Equitable Relief:

      8.1 Employee acknowledges that the restrictions contained in Sections 4, 5, 6, and 7 hereof are reasonable and that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company.

      8.2 EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) THAT HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.

      8.3 Employee agrees that the Company shall be entitle to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 4, 5, 6, and 7 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 6 or 7 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

      8.4 Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary or permanent injunctive relief or other equitable relief, must be brought in the United States District Court for the Southern District of Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Palm Beach County (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 13 hereof.


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Cirilium Holdings, Inc.                                     Employment Agreement
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9.    Termination:

      This Agreement shall terminate prior to the expiration of the Term set forth in Section 3 above upon the occurrence of any one of the following events:

      9.1   Disability.

      In the event that Employee is unable fully to perform his essential duties and responsibilities hereunder to the full extent required by the Board of Directors of the Company by reason of illness, injury or incapacity for one hundred and twenty consecutive days, during which time he shall continue to be compensated as provided in Section 1 hereof (less any payments due Employee under disability benefit programs, including Social Security disability, worker's compensation hereunder; provided, however, that Employee will be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which he participated. Employee agrees, in the event of any dispute under this Section, to submit to a physical examination by a licensed physician selected by the Board of Directors of the Company.

      9.2   Death.

      In the event that Employee dies during the Term, the Company shall pay to his executors, legal representatives or administrators any amounts due and owing to the date of death to Employee as part of the salary set forth in Section 2 hereof, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through it; provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Company and in which Employee participated.

      9.3   Cause.

      Nothing in this Agreement shall be construed to prevent its termination by the Company at any time for "cause." For purposes of this Agreement, "cause" shall mean and be limited to Employee's:

      (a) Commission of any act of fraud, misappropriation or personal dishonesty relating to or involving the Company in any material way;

      (b) Negligence in the performance of his duties or in any way relating to the obligations and duties, which he owes the Company;

      (c) Violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its Employees and/or its business, if such violation is not remedied by Employee within thirty (30) days of receiving notice of such violation from the Company;

      (d) Demonstrably willful and deliberate violation of any obligation owed by Employee to the Company;


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Cirilium Holdings, Inc.                                     Employment Agreement
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      (e) Material disclosure or use of Confidential Information, other than as required in the performance of Employee's duties under this Agreement;

      (f) Conviction of a crime constituting a felony or any other crime involving moral turpitude or criminal indictment for a crime involving moral turpitude in which the substantial weight of credible evidence indicates that Employee has committed such a crime. In the event of termination for cause under section 9.3(a) or (f) of this Section 9.3, Employee shall be suspended pending an independent investigation by persons retained by the Company. In the event of a termination for cause, the Company shall have no obligation to make any further payments or to provide any further benefits or compensation hereunder to Employee for any period subsequent to the date of such termination, except that Employee will receive Employee's Base Compensation, as well as bonus or commission payment(s) for which Employee is eligible for as of the date of termination.

      9.4   Without Cause by the Company.

      The Company may terminate this Agreement upon not less than thirty (30) days' written notice to Employee at and for the Company's sole convenience and in its sole discretion and without specifying any cause as set forth in Section
9.3 hereof. In such event, and contingent upon (i) receipt by the Company of a valid and fully effective release (in form and substance satisfactory to the Company) of all claims under the Age Discrimination and Employment Act, 29 U.S.C. ss. 621 et. seq (ii) the resignation of Employee from all positions of any nature, which Employee may then have held with the Company and any of its affiliates, Employee shall continue to receive Base Compensation for a period of one (1) month following Employee's receipt of notice of termination.

10.   Survival:

      Notwithstanding the termination of this Agreement by the Company by reason of Employee's disability under Section 9.1, for cause under Section 9.3, or without cause under Section 7.4, his obligations under Sections 4, 5, 6, and 7 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in Section 7 hereof shall continue in force, along with the provisions of Sections 11 through 19 hereof.

11.   Governing Law:

      This Agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions in any manner whatsoever.

12.   Litigation Expenses:

      In the event of a lawsuit by either party to enforce the provisions of this Agreement each Party must pay their costs and expenses.

13.   Notices:

      All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):


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Cirilium Holdings, Inc.                                     Employment Agreement
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If to the Company:

         Cirilium Holdings, Inc.
         625 N. Flagler Drive
         Suite 509
         West Palm Beach, FL 33401

If to Employee:

         ------------------------------

         ------------------------------

         ------------------------------

or to such other names or addresses as to the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

14.   Entire Agreement:

      14.1 This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the employment of Employee by the Company for the purposes set forth in Section 1, and contains all of the covenants and agreement between the parties with respect to such employment whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties to this Agreement.

      14.2 Employee acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

      14.3 Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.


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Cirilium Holdings, Inc.                                     Employment Agreement
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15.   Assignment:

      All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable, in whole or in part by Employee.

16.   Severability:

      If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

17.   Remedies Cumulative: No Waiver:

      No remedy conferred upon the Company or the Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company or employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or the employee from time to time and as often as may be deemed expedient or necessary by the Company or the employee at its sole discretion.

18.   Indemnification:

      18.1 Third-Party Proceedings. The Company shall indemnify Employee if Employee is or was a party or is threatened to be made a party to any threatened, pending, or completed action or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Employee is or was a director, officer, employee, or agent of the Company or an affiliate, by reason of any action or inaction on the part of Employee while a director, officer, employee, or agent or by reason of the fact that Employee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorneys fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Employee in connection with such action or proceeding unless the Company shall establish that (a) Employee did not act in good faith and in a manner Employee reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe Employee's conduct was unlawful; (b) Employee's actions amounted to gross negligence; or (c) Employee's actions were performed with knowledge and intent to harm the Company. The termination of any action or proceeding by the Company, judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (i) that Employee did not act in good faith and in a manner which Employee reasonably believed to be in the best interests of the Company; or (ii) with respect to any criminal action or proceeding, that Employee had reasonable cause to believe that Employee's conduct was unlawful.


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Cirilium Holdings, Inc.                                     Employment Agreement
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      18.2 Proceedings by or in the Right of the Company. The Company shall indemnify Employee if Employee was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding by or in the right of the Company or any affiliate of the Company to procure a judgment in its favor by reason of the fact that Employee is or was a reason of any action or inaction on the part of Employee while a director, officer, employee, or agent or by reason of the fact that Employee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorneys fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Employee in connection with such action or proceeding unless the Company shall establish that (a) Employee did not act in good faith and in a manner Employee reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe Employee's conduct was unlawful; (b) Employee's actions amounted to gross negligence; or
(c) Employee's actions were performed with knowledge and intent to harm the Company. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (i) that Employee did not act in good faith and in a manner which Employee reasonably believed to be in the best interests of the Company; or (ii) with respect to any criminal action or proceeding, that Employee had reasonable cause to believe that Employee's conduct was unlawful.

      18.3 Proceedings by or in the Right of the Company. The Company shall indemnify Employee if Employee was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding by or in the right of the Company or any affiliate of the Company to procure a judgment in its favor by reason of the fact that Employee is or was a director, officer, employee, or agent of the Company, or any affiliate of the Company, by reason of any action or inaction on the part of Employee while a director, officer, employee, or agent or by reason of the fact that Employee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorney's fees) and, to the fullest extent permitted by law, amounts paid in settlement of such action or proceeding unless the Company shall establish any of the following concerning the action:

            (a)   That Employee did not act in good faith;

            (b) Employee acted in a manner Employee could not have reasonably believed to be in the best interests of the Company;

            (c). The Employee actions were intentional and with knowledge that such actions would result in the harm complained of;

            (d)   Employee's actions amount to gross negligence; or

            (e)   Employee's actions were outside the scope of his employment.

No indemnification shall be made in respect of any claim, issue or matter as to which Employee shall have been adjudged to be liable to the Company in the performance of Employee's duty to the Company or any affiliate of the Company unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Employee is fairly and reasonably entitled to indemnity for expenses or amounts paid in settlement and then only to the extent that the court shall determine.


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Cirilium Holdings, Inc.                                     Employment Agreement
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      18.4  Procedure.

      Any indemnification provided for in this Agreement shall be made no later than forty-five (45) days after the resolution (by judgment, settlement, dismissal, or otherwise) of the claim to which indemnification is sought. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or bylaws providing for indemnification, is not paid in full by the Company within such period, Employee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 18 of this Agreement, Employee shall also be entitled to be paid for the expenses (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Employee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Employee for the amount claimed, but the burden of proving such defense shall be on the Company, and Employee shall be entitled to receive interim payments of expenses pursuant to this Agreement unless and until such defense may be finally adjudicated by court order or judgment from which no further right appeal exists. It is the parties' intention that if the Company contest Employee's right to indemnification, the question of Employee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its Members) to have made a determination that indemnification of Employee is proper in the circumstances because Employee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its Members) that Employee has not met such applicable standard of conduct, shall create a presumption that Employee has or has not met the applicable standard of conduct.

      18.5  Notice to Insurers.

      If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Employee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

      18.6  Relationship to Other Sources.

      Employee shall not be required to exercise any rights against any other parties (for example, under any insurance policy purchased by the Company, Employee, or any other person or entity) before Employee, or Agreement. However, to the extent the Company actually indemnifies Employee or advances expenses, the Company shall be entitled to enforce any such rights, which Employee may have against third parties. Employee shall assist the Company in enforcing those rights if the Company pays Employee's reasonable costs and expenses of doing so.


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Cirilium Holdings, Inc.                                     Employment Agreement

      18.7  Selection of Counsel.

      In the event the Company shall be obligated under this Agreement to pay the expenses of any proceeding against Employee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Employee, which approval shall not be unreasonably withheld, upon the delivery to Employee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Employee and the retention of such counsel by the Company, the Company will not be liable to Employee under this Agreement for any fees of counsel subsequently incurred by Employee with respect to the same proceeding, provided that (i) Employee shall have the right to employ counsel in any such proceeding at Employee's expense; and (ii) if (A) the employment of counsel by Employee has been previously authorized by the Company (B) Employee shall have reasonably concluded that there may be a conflict of interest between the Company and Employee in the conduct of any such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Employee's counsel shall be at the expense of the Company.

      18.8  Additional Rights

      (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Employee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized or mandated by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a corporate entity to indemnify a member of its or an affiliate's board of directors or an officer, such changes shall be, ipso facto, within the purview of Employee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a corporate entity to indemnify a member of its or an affiliate's Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement shall have no effect on this Agreement or the parties rights and obligations hereunder.

      (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Employee my be entitled under the Company's Articles of Incorporation, its Bylaws, any Agreement, any vote of Members or disinterested directors, the Corporation Law of the State of Florida, or otherwise, both as to action in Employee's official capacity and as to action or inaction in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Employee for any action taken or not taken while serving in an indemnified capacity even though Employee may have ceased to serve in such capacity at the time of any action or other cover proceeding is commenced.

      (c) Partial Indemnification. Employee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses judgments, fines, or penalties actually or reasonably incurred in the investigation, defense, appeal, or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Employee for the portion of such expenses, judgments, fines, or penalties to which Employee is entitled.

      (d) Acknowledgment. Both the Company and Employee acknowledge that in certain instances, state or federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Employee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Employee.


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Cirilium Holdings, Inc.                                     Employment Agreement

      19.   Miscellaneous

      All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Executive Employment Agreement on this 4th day of October, 2005.

Cirilium Holdings, Inc.                Employee

By: /s/ Robert W. Pearce               /s/ Matthew J. Cohen
    --------------------               --------------------

Name: Robert W. Pearce                 Name:    Matthew J. Cohen
Title: Acting Secretary/Treasurer


                                     - 13 -
Cirilium Holdings, Inc.                                     Employment Agreement

                                  Schedule 1.1

                   DUTIES AND RESPONSIBILITIES OF THE EMPLOYEE

TITLE: Chief Executive Officer and Chairmen of the Board of Directors

DUTIES:

Matthew J. Cohen ("Employee") shall be responsible for handling Cirilium Holdings, Inc. (the "Company") business and financial matters and for the preparation of appropriate financial disclosure documents in his capacity as Chief Executive Officer and Chairman of the Board of Directors of the Company. Employee shall report to and be a member of the Board of Directors of the Company (the "Board"). The duties set forth below may be modified by the Company in accordance with the terms of this Executive Employment Agreement.

The primary duties and responsibilities of the Employee, without limitation and without limiting the Employee's other duties to the Company, and without limiting the authority of the Company's Board or the Audit Committee of the Board (the "Audit Committee"), are the following:

      (i) assisting the Board and the Audit Committee to retain qualified, independent accountants and tax experts for the Company;

      (ii) the development and monitoring of appropriate financial records systems and controls, accounting procedures and testing systems for the Company;

      (iii) the preparation of all of the Company's financial statements required under federal (including, without limitation, the Sarbanes-Oxley Act of 2002), state and/or local law in accordance with the provisions thereof, and the integrity, completeness and compliance with generally accepted accounting principles of such financial statements;

      (iv) the filing of the Company's required federal, state and local tax returns and reports;

      (v) reporting to the Audit Committee on the Company's compliance with relevant issues arising under federal securities laws;

      (vi) the preparation of all earnings press releases, as well as the financial information and earnings guidance provided to analysts and rating agencies;

      (vii) being responsible for assuring the Company's compliance with all Securities and Exchange Commission ("SEC"), Over The Counter Bulletin Board ("OTCBB") and National Association of Securities Dealers ("NASD") requirements applicable to the Company;

      (viii) reporting on the Company's compliance with the financial aspects and financial requirements of any policy or contract of the Company (including, without limitation, the Company's internal controls and disclosure controls and procedures policies as they may be amended from time to time;


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Cirilium Holdings, Inc.                                     Employment Agreement

      (ix) advising the Board of Directors of the Company's capital structure, resource management and capital raising activities;

      (x) being available to attend all Audit Committee meetings;

      (xi) the preparation and maintenance of the Company's budget(s);

      (xii) except as otherwise directed by the Board or the Audit Committee, supervising the Company's internal audit function;

      (xiii) supervising the Company's risk management and investor relations functions; and

      (xiv) in concert with counsel, serving as the Company's compliance officer under and pursuant to its insider trading policy as in effect from time to time.


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Cirilium Holdings, Inc.                                     Employment Agreement